Exhibit 99.1

BIOHAVEN APPOINTS Michael heffernan TO BOARD OF DIRECTORS

NEW HAVEN, Connecticut, January 31, 2020 /PRNewswire/ — Biohaven Pharmaceutical Holding Company Ltd. (NYSE: BHVN) today announced the appointment of Michael Heffernan to its Board of Directors (“Board”).

Mr. Heffernan is a seasoned biopharmaceutical leader with over 25 years of commercial experience. Mr. Heffernan is a pharmacist and began his career at Eli Lilly and Company where he served in numerous sales and marketing roles. Mr. Heffernan most recently served as Founder and CEO of Collegium (Nasdaq: COLL), and remains Chairman of its Board of Directors. Mr. Heffernan has been an advisor, investor and board member in a number of biopharmaceutical and healthcare services companies. His recent board memberships include: TyRx (sold to Medtronic), PreCision Dermatology (sold to Valeant), Ocata Therapeutics (sold to Astellas), and Veloxis (Sold to Asahi Kasei). He is also currently Chairman of the Board of Carisma Therapeutics and of Indalo Therapeutics and is a member of the board of Akebia Therapeutics (AKBA) and Trevi Therapeutics (TRVI).

Vlad Coric, M.D., CEO of Biohaven, commented, “As we prepare for commercialization of our lead asset, we are excited to welcome Mike as a key member of our Board effective January 31, 2020. Mike is an experienced commercial leader and entrepreneur who started and built his own company through commercialization. He has cross-functional executive experience in commercial operations, global sales and marketing, clinical development, regulatory affairs, and business development within the biopharmaceutical industry. Mike will be a tremendous asset to us in this first year of our anticipated commercial launch.”

Michael Heffernan stated, “Biohaven has had incredible progress in its portfolio development since it became a public company and is now close to commercializing its first asset. I am excited to be joining at this pivotal stage as the company transforms from a development to a commercial organization. I look forward to contributing to my commercial experience into Biohaven’s future success and working closely with Vlad and the rest of the Board,” commented Mr. Heffernan.

The company also announced that Eric Aguiar and Bob Repella were resigning from the Board, effective today. Mr. Repella will continue his relationship with Biohaven, as a consultant. Dr. Aguiar and Mr. Repella played important strategic and development roles in guiding Biohaven to its first NDA submission and preparation for commercial launch.

Declan Doogan, M.D., Chairman of Biohaven’s Board of Directors, added, “As Biohaven continues its evolution to a commercial organization, we are excited to welcome Mike to Biohaven’s Board of Directors. We are immensely grateful for the prior service of Eric and Bob that guided the company to increased shareholder value and growth in our pipeline.”

About Biohaven

Biohaven is a clinical-stage biopharmaceutical company with a portfolio of innovative, late-stage product candidates targeting neurological diseases, including rare disorders. Biohaven has combined internal development and research with intellectual property licensed from companies and institutions including Bristol-Myers Squibb Company, AstraZeneca, Yale University, Catalent, Rutgers, and ALS Biopharma LLC. Currently, Biohaven's lead development programs include multiple compounds across its CGRP receptor antagonist, glutamate modulation, and myeloperoxidase inhibitor platforms. Biohaven's common shares are listed on the New York Stock Exchange and traded under the ticker symbol BHVN. More information about Biohaven is available at www.biohavenpharma.com.

Forward-Looking Statement

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve substantial risks and uncertainties, including statements that are based on the current expectations and assumptions of the Company’s management. All statements, other than statements of historical facts, included in this press release, including the Company’s expectations for future growth, commercialization and pipeline development, are forward-looking statements. You should not place undue reliance on the Company’s forward-looking statements. Various important factors could cause actual results or events to differ materially from those that may be expressed or implied by our forward-looking statements. Important factors to be considered in connection with forward-looking statements are described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2019 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the Securities and Exchange Commission on November 1, 2019. The forward-looking statements are made as of this date and the Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For further information, contact Dr. Vlad Coric, the Chief Executive Officer at Vlad.Coric@biohavenpharma.com